SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 29, 2004 (October 27, 2004)

TORCHMARK CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-8052	63-0780404
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)

2001 Third Avenue South, Birmingham, Alabama 35233

(Address of principal executive offices)

Registrant’s telephone number, including area code: (205) 325-4200

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Index of Exhibits page 2.

Total number of pages in this report is 3.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)	Sam R. Perry was elected to the Torchmark Corporation Board of Directors on October 27, 2004. There are no arrangements or understandings between Mr. Perry and any other persons pursuant to which Mr. Perry was selected as a director. Mr. Perry has not been named to any committees of the Board of Directors.

Mr. Perry was formerly Of Counsel in the Austin, Texas law firm of Sneed, Vine & Perry, P.C. His resignation from that position and from any association with the firm was effective October 1, 2004. Torchmark and certain of its subsidiaries utilized the legal services of Mr. Perry and various other members of Sneed, Vine & Perry, P.C. during the period January 1 through September 30, 2004. Fees paid to the firm during that period were $243,521.83.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORCHMARK CORPORATION

Date: October 29, 2004	/s/ Carol A. McCoy
Carol A. McCoy,
Vice President, Associate Counsel and
Secretary